Exhibit 5.1



                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                 SENSITECH INC.

                              COX ACQUISITION CORP.
                                       AND

                             COX TECHNOLOGIES, INC.






                                December 12, 2003

                            ASSET PURCHASE AGREEMENT


     This Agreement is entered into as of December 12, 2003, by and among Sensitech Inc. a Delaware corporation (the "Parent"), Cox Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (the "Buyer") and Cox Technologies, Inc., a North Carolina corporation (the "Seller"). The Parent, the Buyer and the Seller are referred to collectively herein as the "Parties."

                                   WITNESSETH
                                   ----------

     WHEREAS, the Seller is engaged in the business of developing and manufacturing equipment for monitoring, recording and managing the temperature of goods in the supply chain (such business, other than the portion of such business relating to Vitsab, the "Business"); and

     WHEREAS, the Seller desires to sell, transfer and assign to the Buyer, and the Buyer desires to purchase and acquire from the Seller, substantially all of the assets of the Seller in return for cash and the assumption of certain specified liabilities.

                                   AGREEMENT
                                   ---------


     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to become legally bound, agree as follows:



                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     For the purposes of this Agreement, the following words and phrases, when used herein, shall have the meanings specified or referred to below:

     "Acquired Assets" means all of the Seller's right, title, and interest in and to all of the properties, assets, rights, privileges and business of the Seller, tangible and intangible, associated with the Purchased Products and related services, as they exist at the Effective Time, including all of
Seller's:

          (a) Purchased Receivables and all records related thereto, as well as all other accounts, notes, trade and receivables, and any Cash received by the Seller after the Effective Time with respect to or on account of an Acquired Asset;

          (b) Purchased Inventory;

          (c) Office and other  equipment  which is on the  Essential  Equipment
List;

          (d) Customer lists and records; customer contracts; agreements or arrangements related to distribution, resale, depot, sales and sales agents; books, ledgers, files, documents, and correspondence; plats; drawings and specifications; creative materials, advertising and promotional materials; studies, reports, and other printed or written materials in printed or electronic format, including (to the extent permitted by applicable law) all personnel records of Transferred Employees;

          (e) Claims, deposits, prepayments (including prepaid expenses), refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes) relating to the Acquired Assets;

          (f) Intellectual Property, all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

          (g) Franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies;

          (h) All guarantees, warranties, indemnities and similar rights in favor of Seller with respect to the Acquired Assets;

          (i) All stock or other beneficial or ownership interests in any Subsidiary of the Seller, including without limitation any joint venture or distributorship which is a Subsidiary, but excluding any Subsidiary which the Buyer elects not to purchase pursuant to this Agreement;

          (j) Insurance proceeds and the benefits of any insurance policies relating to Product Claims described in paragraph (b) of the definition of Assumed Liabilities;

          (k) Leasehold interests in personal property if the lease is expressly assumed by the Buyer; and

          (m) All goodwill associated with the Business in connection with the Acquired Assets, together with the right to represent to third parties that Parent and Buyer are the successors to the Business associated with the Acquired Assets;

provided, however, that the Acquired Assets shall not include any of the following:

          (i) any right, title or interest in and to real property or any leases thereto;

          (ii) any Production Equipment, except Production Equipment which is on the Essential Equipment List;

          (iii) qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, corporate minute books, and other documents relating to the organization, maintenance, and existence of the Seller;

          (iv) any Cash (other than Cash received by the Seller after the Effective Time with respect to or on account of an Acquired Asset);

          (v) any right, title, interest in or to those certain oil field operation, production or sublease properties now or previously owned by Seller;

          (vi) any right, title or interest in and to an Employee Benefit Plan and any liabilities associated thereto;

          (vii) any right, title or interest in and to any asset associated with Vitsab(R), except as set forth in the Vitsab Agreement;

          (viii) any of the rights of the Seller under this Agreement (or under any other agreement between the Seller on the one hand and the Parent or the Buyer on the other hand entered into on or after the date of this Agreement); or

          (ix) any office equipment, machines, tools, fixtures, furniture and computers, except such items as are on the Essential Equipment List.

     "Actual Sum" has the meaning set forth in Section 2.06 below.

     "Actual  Value" and  "Actual  Values"  has the meaning set forth in Section
2.06 below.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Aggregate Annual Revenues" means, as to any customer which is a Top 50 Customer, the aggregate worldwide revenues, determined in accordance with GAAP, to the Seller (including any Subsidiary of the Seller) from such customer during the 12 months ended October 31, 2003.

     "Agreement" means this agreement among the Parties, as the same may be amended from time to time.

     "Alternate Transaction" has the meaning set forth in Section 5.09 below.

     "Assumed Liabilities" means:

          (a) The Purchased Payables as of the Effective Time; and

          (b) All documented obligations under customer contracts relating to the sale of Purchased Products or under any other contract, the rights to which are an Acquired Asset, including without limitation any warranty or product liability claims and documented commitments for fees, rebates, refunds, concessions, allowances, service commitments and other expenses or payments associated with the Purchased Products shipped or committed to be shipped prior to the Effective Time, which to the extent there is Seller's Knowledge shall be identified in reasonable detail on the Disclosure Schedule, such claims and commitments to be hereinafter referred to as "Product Claims;" provided, however, that Assumed Liabilities shall not include any Product Claims of which there is Seller's Knowledge but which are not disclosed on the Disclosure Schedule;

provided, further, that the Assumed Liabilities shall not include any of the following (collectively, the "Excluded Liabilities"):

          (i) any liability of the Seller under this Agreement, any Related Agreements, or the Non-Disclosure Agreement (or under any other agreement between the Seller on the one hand and the Parent or the Buyer on the other hand) entered into on or after the date of this Agreement;

          (ii) any liability (including without limitation liabilities for Taxes) shown, or required by GAAP to be shown, as a liability on the Form 10-Q Balance Sheet, other than those listed in (a) and (b) above;

          (iii) any liability for principal, interest or penalties on any debt, equipment or similar financing;

          (iv) any liability on any lease of real or personal property, license agreement or other agreement which is not expressly assumed by the Buyer;

          (v) any liability arising under laws or regulations which is not expressly assumed by the Buyer;

          (vi) any liability which arises from any violation or alleged violation of laws or regulations of any governmental authority, including without limitation employment laws, Environmental and Safety Requirements, pension or welfare benefit laws, export laws and business practices regulations;

          (vii) any liability to employees, for wages, accrued vacation or other benefits or pursuant to any employment, retirement, termination or similar agreement, whether or not such liability is shown as an accrued expense on the consolidated balance sheet of the Seller;

          (viii) any liability related to Vitsab or the present or former oil field and lease portions of the business of the Seller;

          (ix) any liability to any director, officer, shareholder, or holder of options, warrants, or other equity interest, of the Seller;

          (x) any liabilities related to professional services, including without limitation those to financial, legal, audit or tax advisers;

          (xi) any liabilities to the National Institutes of Health; and

          (xii) any other obligation of the Seller not described in (a) or (b) of this definition.

     "Assumption   Agreement"  means  that  certain  Assignment  and  Assumption
Agreement, by and between the Seller and the Parent, dated as of the Closing Date, attached hereto as Exhibit A.

     "Bill of Sale" means that certain Bill of Sale, by and between the Seller, the Parent and the Buyer, dated as of the Closing Date, attached hereto as Exhibit B.

     "Board" means a party's board of directors.

     "Break-Up Fee" has the meaning set forth in Section 5.09 below.

     "Business" has the meaning set forth in the second paragraph of this Agreement.

     "Buyer" has the meaning set forth in the preface above.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Caskey Employment Agreement" means that certain proposed Employment Agreement by and between the Parent and David K. Caskey, dated as of the Closing Date, attached hereto as Exhibit C.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Claim Notice" has the meaning set forth in Section 7.02 below.

     "Closing" has the meaning set forth in Section 2.04 below.

     "Closing Date" has the meaning set forth in Section 2.04 below.

     "Closing Date Estimated Sum Schedule" has the meaning set forth in Section 2.06(a).

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     "Cox Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Dr. James L. Cox, dated as of the Closing Date, attached hereto as Exhibit D.

     "Disclosure Schedule" has the meaning set forth in Article III below.

     "Dispute Period" has the meaning set forth in Section 7.02 below.

     "Effective Time" means 12:01 a.m.., Eastern Standard Time, on the Closing Date.

     "Employee Benefits" has the meaning set forth in Section 10.16(b) below.

     "Environmental Affiliates" of any Person means, with respect to any particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

     "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

     "Environmental Claim" has the meaning set forth in Section 7.08.

     "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company or any Seller or any Environmental Affiliate of the Company or any Seller arising under any Environmental and Safety Requirement.

     "Essential Equipment List" means the list compiled by the Parent and delivered to the Seller no less than five (5) days prior to the Closing Date, of those items of production, office and other equipment which are necessary, in the reasonable judgment of the Parent, to be sold to the Buyer to permit transfer and full enjoyment by the Parent or the Buyer of the other assets being purchased pursuant to this Agreement; provided, however, that the Buyer shall permit the Seller to use without charge, for the duration of the Seller's performance under the Manufacturing Agreement, any items of equipment on the Essential Equipment List which are necessary for the Seller to perform its obligations under the Manufacturing Agreement.

     "Estimated Sum" has the meaning set forth in Section 2.06 below.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     "Excluded Liabilities" has the meaning set forth in the definition of Assumed Liabilities.

     "Financial Statements" has the meaning set forth in Section 3.07 below.

     "Fletcher Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Brian D. Fletcher, dated as of the Closing Date, attached hereto as Exhibit E.

     "Form 10-K" means that certain Annual Report on Form 10-K, filed by the Seller with the SEC on July 28, 2003, for the fiscal year ended April 30, 2003.

     "Form 10-Q" means that certain Quarterly Report on Form 10-Q, filed by the Seller with the SEC on September 11, 2003, for the fiscal quarter ended July 31, 2003.

     "Form 10-Q Balance Sheet" has the meaning set forth in Section 3.06.

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "Indemnified Party" and "Indemnified Parties" have the meaning set forth in
Section 7.02 below.

     "Indemnifying Party" has the meaning set forth in Section 7.02 below.

     "Indemnity Amount" has the meaning set forth in Section 7.02 below

     "Indemnity Notice" has the meaning set forth in Section 7.02 below.

     "Indemnity Period" has the meaning set forth in Section 7.01 below.

     "Independent Accountant" has the meaning set forth in Section 2.07 below.

     "Insurance Policy" has the meaning set forth in Section 3.19 below.

     "Intellectual Property" means, with respect to the Purchased Products,

          (a) All inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

          (b) All trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, including without limitation those certain trademarks associated with the Purchased Products, as defined below; provided, as to the corporate web site of the Seller, the Seller will make appropriate modifications as contemplated by Section 8.02 to direct visitors who are interested in the Purchased Products to the web site of the Parent;

          (c) All copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

          (d) All mask works and all applications, registrations, and renewals in connection therewith;

          (e) All trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

          (f) All computer software (including data and related documentation);

          (g) All other proprietary rights;

          (h) All rights of the Seller with respect to the Purchased Products and arising under non-disclosure, confidentiality, non-competition or similar agreements with employees, consultants and other third parties, or pursuant to so-called shop rights or other common law rights, assigning the information described in subparagraphs (a) through (g) or granting other rights to the Seller with respect to the Purchased Products; and

          (i) All copies and tangible embodiments thereof (in whatever form or medium).

     "Jens" means Jens Rask and his associated companies and business entities, including without limitation Rask Holding ApS, Sandved International ApS and Check-It Company.

     "Lost Customer" means any Top 50 Customer which has, on or after this Agreement has been publicly announced and on or prior to the Lost Customer Measurement Date, indicated in writing or orally to an employee or independent contractor of the Seller whose duties include sales, marketing or finance, or to an officer or supervisory level employee of the Seller, that the Top 50 Customer in question will not transition all or substantially all of its business with the Seller to the Parent or the Buyer or words of similar effect. However, any Top 50 Customer which prior to the Closing retracts its written or oral indication that it will not transition its business to the Parent or the Buyer will not be considered a Lost Customer.

     "Lost  Customer  Measurement  Date" means the date which is the earliest of
(a) six weeks following the mailing of the Proxy Statement to the shareholders of the Seller, (b) the beginning of the period after the Required Seller Shareholder Vote during which the Seller grants permission to the Parent to the effect that the Parent may contact all of the Top 50 Customers, or (c) the Closing Date.

     "Manufacturing   Agreement"  means  that  certain  Manufacturing   Services
Agreement by and between the Seller, the Parent and the Buyer, dated as of the Closing Date, attached hereto as Exhibit F.

     "Material Adverse Effect" means an event, occurrence or change in circumstances that has had or would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller, taken as a whole. The loss of employees of the Seller after October 31, 2003 shall not be deemed to constitute a Material Adverse Effect. The loss of customers of the Seller prior to November 1, 2003 shall not be deemed to constitute a Material Adverse Effect. The loss of any or all customers other than Top 50 Customers on or after the date this Agreement is publicly announced shall not be deemed to constitute a Material Adverse Effect. The existence of Lost Customers on or after the date this Agreement is publicly announced and prior to the Lost Customer Measurement Date shall not constitute a Material Adverse Effect unless the Aggregate Annual Revenues associated with the Lost Customers equals or exceeds $2,500,000.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 3.06 below.

     "Net Revenues" means the net revenues from operations relating to the Acquired Assets, determined in accordance with GAAP, during the immediately preceding four fiscal quarters of the Seller.

     "Non-Disclosure Agreement" means the Confidentiality Agreement, dated November 14, 2003, between the Parent and the Seller, attached hereto as Exhibit G.

     "Non-Purchased Receivables" has the meaning set forth in the definition of Purchased Receivables.

     "Non-Transferred Employees" has the meaning set forth in Section 10.16.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to price, quantity and frequency).

     "Parent" has the meaning set forth in the preface above.

     "Party" or "Parties" has the meaning set forth in the preface above.

     "Person" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

     "Product Claims" has the meaning set forth in the definition of Assumed Liabilities.

     "Production Equipment" means any equipment, which Seller owns or has a right, title or interest in, which is used to manufacture or process the Purchased Products.

     "Proxy Statement" has the meaning set forth in Section 5.03.

     "Purchased Inventory" means inventories of finished goods, work in process and raw materials, related to the Purchased Products.

     "Purchased Payables" means, with the exception of Excluded Liabilities, the accounts payable and accrued expenses related to the Purchased Products, as shown in accordance with GAAP on the consolidated balance sheet of the Seller.

     "Purchased Products" means the strip chart and datalogger temperature recording and monitoring products of the Seller, whether or not used for in-transit purposes and whether or not used in connection with food, including without limitation the "Chart Reader," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra,"
"DataSource,"  "DS  Pro,"  "IR-Temp,"  "IR  Laser,"  "SmartProbe,"   "TempList,"
"ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert" and "WP Probe" products; provided, however, that Purchased Products shall not include the Vitsab(R) product line.

     "Purchased Receivables" means accounts receivable related to the Purchased Products, other than those accounts receivable, all or any portion of which from the same customer is in excess of 75 days past due (or has not been paid within 105 days from shipment date, if less than 75 days past due), or (ii) those accounts receivable designated by the Buyer and reasonably agreed to by the Seller, from a list of accounts receivable that are, in the opinion of the Buyer following reasonable procedures and good faith written advice from Ernst & Young LLP as of a date no earlier than October 31, 2003, a copy of which written advice is shared with the Seller, otherwise doubtful of being collected (the accounts receivable described in and (ii), the "Non-Purchased Receivables").

     "Related Agreement" means any agreement, certificate or instrument executed and delivered by a Party at the Closing or otherwise in connection with the consummation of the transaction contemplated by this Agreement.

     "Reid Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Kurt C. Reid, dated as of the Closing Date, attached hereto as Exhibit H.

     "Release" shall have the meaning set forth in CERCLA.


     "Required  Seller  Shareholder  Vote" has the  meaning set forth in Section
5.03 below.

     "Resolution Period" has the meaning set forth in Section 7.02 below.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. "Security Interest" means any mortgage, pledge, lien, lis pendens, charge, attachment, easement, covenant, restriction or other encumbrance of any nature.

     "Seller" has the meaning set forth in the preface above.

     "Seller's Knowledge" means the actual knowledge that one or more of Dr. James L. Cox, Kurt C. Reid, Brian D. Fletcher, John R. Stewart or David K. Caskey has.

     "Seller  Shareholder  Meeting"  has the meaning  set forth in Section  5.03 below.

     "Subsidiary" means any corporation, association, partnership, trust, joint venture, limited liability company or similar entity with respect to which a specified Person (or a Subsidiary thereof) owns or has the right to acquire any of the capital stock or beneficial or ownership interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

     "Target Sum" has the meaning set forth in Section 2.06 below.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology Investors" means Technology Investors, LLC, a North Carolina limited liability company.

     "Third Party Claim" has the meaning set forth in Section 7.02 below.

     "Top 50 Customer" means each person or entity, including without limitation distributors and other resellers, which purchased Purchased Products or related services from the Seller (including any Subsidiary of the Seller) during the 12 months ended October 31, 2003 and as to which the aggregate of such purchases by the person or entity in question ranks no less than 50th on a list of the largest aggregate purchases by all such persons or entities making such purchases during the period in question. For these purposes, the parties agree that Wal-Mart is not a Top 50 Customer.

     "Transferred Employees" has the meaning set forth in Section 10.16.

     "Transferred Employee Offer" means the form of Employment Offer, attached as Exhibit I, to be offered by Parent to each of the Transferred Employees as of the Effective Date.

     "Vitsab" means any and all of the Vitsab(R) products and operations owned by the Seller and following the Effective Time, any and all substantially similar products, improvements, new versions and derivatives thereof, as well as any processes, products, programs, works of authorship, or techniques, whether or not patentable or registrable under copyright or trademark statutes, and any other intellectual property rights related to any of the foregoing.

     "Vitsab Agreement" means that certain Agreement by and between the Seller, the Parent and the Buyer, dated as of the Closing, attached hereto as Exhibit J.

                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

     2.01 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, but effective as of the Effective Time, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, assign and deliver to the Buyer, all of the Acquired Assets, free and clear of all Security Interests, for the consideration specified below in this Article II.

     2.02 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, at the Closing, but effective as of the Effective Time, the Buyer agrees to assume and become responsible for payment and/or performance of all of the Assumed Liabilities. Neither the Buyer nor the Parent will assume or have any responsibility whatsoever with respect to any other obligation or liability of the Seller not explicitly included within the definition of Assumed Liabilities.

     2.03 The Purchase Price. The purchase price ("Purchase Price") shall be an aggregate of $10,532,000, subject to adjustment as provided in this Section 2.03, Section 2.06, the last sentence of Section 6.01 and Section 9.01(d) below, and shall be paid in the following manner:

          (a) $9,990,000 in cash (subject to adjustment per Section 2.06(a)), payable to Seller on the Closing Date, by wire transfer or delivery of other immediately available funds;

          (b)  $250,000 in cash,  payable to the Seller on the date which is six
(6) months following the Closing Date, subject to the provisions of Article VII;

          (c) an additional amount equal to 50% of the original cost to the Seller of the items of equipment on the Essential Equipment List, payable in cash at the closing; and

          (d) the assumption of the Purchased Payables, assumed to be $292,000.

     The Purchase Price shall be reduced by the dollar amount, if any, by which the Aggregate Annual Revenues attributable to Lost Customers exceed $1,700,000. For purposes of the Closing, the Parent will rely on the certificate of the Seller referred to in Section 6.01(f), but the Aggregate Annual Revenues attributable to Lost Customers will be subject to review and determination in accordance with the procedures set forth in Sections 2.06(b), (c) and (d).

     2.04 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time, at the offices of Day, Berry & Howard LLP in Boston, Massachusetts, on the day which is the second business day following the Required Seller Shareholder Vote or such other date as the Parties may mutually determine (the "Closing Date").

     2.05 Allocation. The Purchase Price shall be allocated among the Acquired Assets in accordance with their relative fair market values and pursuant to the Code, in each case by the mutual agreement in good faith by the Buyer, the Parent and the Seller, such agreement to be reached within 30 days following final determination of the Actual Values pursuant to Section 2.06. The parties shall report consistently with such allocation on all income tax returns and other statements filed with any governmental body, agency, official or authority. The Buyer, the Parent and the Seller shall furnish each other with a copy of the information it proposes to submit to the Internal Revenue Services at least 30 days prior to the due date for filing such material, and the parties shall furnish information consistent therewith to the Internal Revenue Service in connection with the filing of their federal income tax returns for the respective fiscal year ending on or after the Closing Date.

     2.06 Adjustments of Purchase Price. The Purchase Price specified in Section
2.03 above assumes that the sum of Purchased Receivables and (ii) Purchased Inventory, less the sum of (iii) Purchased Payables and (iv) Product Claims in excess of $50,000, equals $1,754,000 (the "Target Sum"). Any payment made by either party, pursuant to this Section 2.06 shall be made in immediately available funds.

          (a) Three business days prior to the Closing Date, the Seller, the Parent and the Buyer shall, in good faith and in accordance with GAAP, estimate the Purchased Receivables, the Purchased Inventory, the Purchased Payables and the Product Claims in excess of $50,000 as of the Effective Time, and (ii) prepare a schedule reflecting the same in reasonable detail (the "Closing Date Estimated Sum Schedule") . In the event that the sum of such estimated Purchased Receivables and Purchased Inventory less the sum of such estimated Purchased Payables and such Product Claims in excess of $50,000 (the "Estimated Sum"), as shown on the Closing Date Estimated Sum Schedule, is greater or less than the Target Sum, then the portion of the Purchase Price deliverable at the Closing pursuant to Section 2.03(a) shall be increased or reduced dollar-for-dollar to the extent which the Estimated Sum is greater than or less than the Target Sum. For purposes of making such estimate of Purchased Inventory, during such three business day period, the Buyer shall be permitted to take a physical count of the Purchased Inventory, which process shall be observed by representatives of the Buyer's accountants and one or more representatives of the Seller. The results of such count shall be made available to the Seller.

          (b) Immediately following the Closing, the Buyer shall complete, if required, the process of taking a physical count of the Purchased Inventory, as contemplated by Section 2.06(a), which completion shall be observed by representatives of the Buyer's accountants and one or more representatives of the Seller. The results of such completed inventory count shall be made available to the Seller. Within 60 days after the Closing Date (or earlier if reasonably possible), the Parent and the Buyer shall, in good faith and in accordance with GAAP, calculate the actual Purchased Receivables, Purchased Inventory, Purchased Payables and Product Claims in excess of $50,000 as of the Effective Time (each, an "Actual Value," together, the "Actual Values") and shall submit a schedule showing in reasonable detail the Actual Values and the Actual Sum (as defined below) to Seller for approval. If the parties cannot agree on such Actual Values or Actual Sum within ten (10) business days of their submission to Seller, the disagreement shall be resolved pursuant to Section 2.06(d) below. (The sum of the actual Purchased Receivables and the actual Purchased Inventory less the sum of the actual Purchased Payables and the Product Claims in excess of $50,000 is referred to as the "Actual Sum"). Notwithstanding the foregoing requirements that Purchased Inventory be valued in accordance with GAAP, it is agreed that certain units of returned Purchased Products which are included in the Purchased Inventory as of the Effective Time may be valued at their reusable bill of materials costs (but not in excess of $2.70 per unit); provided, that the Seller agrees to use its reasonable efforts to eliminate such units of returned Purchased Products from Purchased Inventory prior to the Effective Time; and provided, further, that the aggregate increment to the value of Purchased Inventory caused by this valuation methodology will not exceed $25,000 as of the Effective Time. (c) Thirty (30) days after submission of the Actual Values and the Actual Sum (or, if there is a disagreement with respect to any Actual Value or the Actual Sum, ten (10) business days after such disagreement is finally resolved pursuant to Section 2.06(d) below), the Seller shall pay to Buyer the entire amount, if any, by which the Estimated Sum used at Closing exceeds the Actual Sum, or (ii) the Buyer or the Parent shall pay to Seller the entire amount, if any, by which the Estimated Sum used at Closing is less than the Actual Sum. (d) Disagreements with respect to any Actual Value or the Actual Sum not resolved within ten (10) business days of the submission of the same to Seller shall be submitted to a mutually acceptable accountant or accounting firm who or which has not performed services for the Buyer, the Parent or the Seller within the five years preceding the Closing Date (the "Independent Accountant") for resolution whose determination shall be conclusive and binding on the parties hereto. The Buyer, the Parent and the Seller shall use their best efforts to cause Independent Accountant to render its decision within thirty (30) days after the parties' submission of the dispute. In the event that Independent Accountant is unwilling or unable to serve in such capacity, the parties will select a mutually acceptable replacement. The fees and disbursements of Independent Accountant or any replacement thereto for the services set forth in this Section 2.07(e) shall be shared equally between the parties hereto.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

     The Seller represents and warrants to the Parent and the Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"), and that such statements will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth on the Disclosure Schedule as the same may be amended on or prior to the Closing Date. All information disclosed in the Disclosure Schedule regardless of where it appears shall be deemed disclosed for purposes of all representations and warranties in this Article III and for other purposes of this Agreement.

     3.01 Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

     3.02 Authorization of Transaction. The Seller has full right, power, authority and capacity to execute and deliver this Agreement and the Related Agreements to which it is or may become party and to perform its obligations hereunder and thereunder. This Agreement and the Related Agreements to which the Seller is or may become a party constitute (or will constitute when executed or delivered) the valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms.

     3.03 Noncontravention. Neither the execution and the delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the Seller's Articles of Incorporation, charter or bylaws of the Seller, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, license, instrument, or other arrangement to which Seller is a party or by which it is bound relating to the Acquired Assets or the Assumed Liabilities, or to which any of the Acquired Assets is subject, other than as cured or paid. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     3.04 Title to Assets. Except as set forth in Section 3.04 of the Disclosure Schedule, the Seller has good and marketable title to or a valid leasehold interest in the Acquired Assets.

     3.05 Subsidiaries. Except as set forth in Section 3.05 of the Disclosure Schedule, the Seller has no Subsidiaries and does not own, directly or indirectly, any of the capital stock or beneficial or ownership interests of any corporation, association, partnership, trust, joint venture, limited liability company or similar entity. To the extent applicable, the representations and warranties in this Article III, other than this Section 3.05, shall also be deemed to have been made on behalf of the Subsidiaries, substituting the term "Subsidiaries" for the term "the Seller."

     3.06 Financial Statements. Seller has previously delivered to the Parent and Buyer true and complete copies of the following financial statements (collectively the "Financial Statements"): the unaudited balance sheet and statements of income, retained earnings, and cash flows of the Seller, as filed by Seller in the Form 10-Q; and (ii) audited balance sheets and statements of income, retained earnings, changes in equity, and cash flows of the Seller as filed by Seller in the Form 10-K (the last date of the fiscal year covered by such Form 10-K, the "Most Recent Fiscal Year End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as disclosed in the notes to such financial statements, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, subject, in the case of the Form 10-Q, to year end adjustments. The aggregate revenues of the Seller for the six month period ending October 31, 2003, computed in accordance with GAAP, were no less than $4,900,000. The unaudited balance sheet contained in the Form 10-Q is herein referred to as the "Form 10-Q Balance Sheet."

     3.07 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of the Seller that constitutes a Material Adverse Effect. Without limiting the generality of the foregoing, since that date and to the extent that any of the following individually or when aggregated with other such items of the same or any other category below constitutes a Material Adverse Effect:

          (a) No party (including the Seller) has accelerated, terminated, modified, or canceled any agreement, contract or license (or series of related agreements, contracts and licenses) relating to the Acquired Assets or the Assumed Liabilities and involving more than $25,000 to which the Seller is a party or by which it is bound;

          (b) The Seller has not canceled, compromised, waived, or released any material right or claim (or series of related material rights and claims) relating to the Acquired Assets or the Assumed Liabilities;

          (c) The Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets;

          (d) The Seller has not issued or agreed to issue any substantial customer refunds, allowances or rebates relating to the Purchased Products;

          (e) The Seller has not sold, leased, licensed, furnished, transferred or assigned any Purchased Products or guaranteed any distribution, sales agency or any reseller rights, or created any Security Interest or other encumbrance, as to the Purchased Products, except for sales in the Ordinary Course of Business; and

          (f) The Seller has not entered into any agreement committing the Seller to do any of the foregoing.

     3.08 Undisclosed Liabilities. To the Seller's Knowledge, the Seller does not have any liability included within the Assumed Liabilities (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any such liability), except for liabilities expressly set forth in the Form 10-Q Balance Sheet , and (ii) liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any material breach of contract, breach of warranty, tort, infringement, or violation of law). To the Seller's Knowledge, there are no Purchased Payables or Product Claims other than those identified in reasonable detail on the Disclosure Schedule.

     3.09 Legal Compliance. The Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). The Seller has not received any notice from any such governmental authority of any such violation or alleged violation, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

     3.10 Tax Matters. The Seller has filed in accordance with applicable law all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid or accrued and disclosed to the Parent if material. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made in the five year period ending on the Closing Date by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

     3.11 Intellectual Property.

          (a) To the Seller's Knowledge, the Seller has the sole and exclusive right to use the names "Chart Reader," "CHR Recorder," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra," "DataSource," "Dickson Recorder," "DFR Logger," "DS Pro," "IR-Temp," "IR Laser," "PC Transit Logger," "PC Transit Software," "SmartProbe," "TempList," "ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert," "Teletemp Recorder" and "WP Probe" as used in the Business, to the extent that any party may, under applicable law, obtain exclusive rights to any such names.

          (b) To the Seller's Knowledge, the Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its businesses as presently conducted. To the Seller's Knowledge, each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder.

          (c) To the Seller's Knowledge, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller's directors and officers (and employees with responsibility for Intellectual Property matters) have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

          (d) Section 3.11(d) of the Disclosure Schedule identifies each patent, trademark registration or copyright registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for trademark registration which the Seller has made with respect to any of its Intellectual Property, identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions) and identifies each website owned by the Seller or used in connection with the Business. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 3.11(d) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with the Business. With respect to each item of Intellectual Property required to be identified in Section 3.11(d) of the Disclosure Schedule:

          (i) To the Seller's Knowledge, the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

          (ii) To the Seller's Knowledge, the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (iii) The Seller has not been served with notice of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending, and, to the Seller's Knowledge, no such action, suit, proceeding, hearing, charge, complaint, claim or demand is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (iv) The Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (e) Section 3.11(e) of the Disclosure Schedule identifies each item of Intellectual Property that the Seller uses in relation to the Acquired Assets, pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Parent and the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 3.11 (e) of the Disclosure Schedule, to the Seller's Knowledge;

          (i) The license,  sublicense,  agreement,  or permission  covering the item is legal, valid, binding, enforceable, and in full force and effect;

          (ii) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above);

          (iii) No party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) No party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (v)  With  respect  to  each  sublicense,   the   representations  and
     warranties set forth in subsections through (iv) above are true and correct with respect to the underlying license;

          (vi) The underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (vii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (viii) The Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (f) None of the Seller, the Buyer or the Parent will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued use, license or sales of the Purchased Products in a manner consistent with the operation of the Business prior to the Closing Date.

     3.12 Inventory. The Purchased Inventory consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which are carried in the Financial Statements, in accordance with GAAP (except as provided in the last sentence of Section 2.06(b)). The Seller holds no inventory on a consignment basis.

     3.13 Contracts. Section 3.13 of the Disclosure Schedule lists all written contracts, agreements and other written arrangements, in connection with the Purchased Products, to which the Seller is a party. The Seller has no material oral contracts, or material written contracts which have not been signed by all parties thereto, of the type listed in this Section 3.13. The Seller has delivered to the Parent and the Buyer a correct and complete copy of each written agreement listed in Section 3.13 of the Disclosure Schedule (as amended to date). With respect to each such agreement, to the Seller's Knowledge: the agreement is legal, valid, binding, enforceable, and in full force and effect;
(ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above); (iii) neither the Seller nor any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iv) no party has repudiated any provision of the agreement; (v) no such agreement requires the Seller to supply or purchase goods, services or materials for periods longer than one year or in any guaranteed minimum amount; (vi) no such agreement contains any material penalty or restocking or similar charges to the Seller in the event of its termination;
(vii) no such agreement may not be cancelled by the Seller on less than 90 days notice; and (viii) no such agreement grants exclusive territorial distribution or similar marketing rights to a third party for periods greater than one year.
Section 3.13 of the Disclosure Schedules lists all of the material agreements with respect to which consent is a prerequisite to assignment.

     3.14 Accounts Receivable. All Purchased Receivables are reflected properly on its books and records, in accordance with GAAP, and are valid receivables subject to no setoffs or counterclaims except normal and customary trade discounts and any reserves for doubtful accounts recorded in the Financial Statements.

     3.15 Litigation. Section 3.15 of the Disclosure Schedule sets forth each instance in which the Seller, in connection with the Acquired Assets or Assumed Liabilities, (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (b) is a party or, to the Seller's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator in any matters relating to the Acquired Assets or the Assumed Liabilities.

     3.16 Product Warranty. To the Seller's Knowledge, each Purchased Product manufactured, sold, or delivered by the Seller has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties; to the Seller's Knowledge, the Seller has no material liability or liabilities (determined individually or on an aggregate basis), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material liability or liabilities, determined as aforesaid, for replacement or repair thereof or other damages in connection therewith; and no Purchased Product manufactured, sold, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3.16 of the Disclosure Schedule includes copies of the standard terms and conditions of sale for the Seller (containing applicable guaranty, warranty, and indemnity provisions) relating to the Purchased Products.

     3.17 Product Liability. To the Seller's Knowledge, the Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Purchased Product manufactured, sold, or delivered by the Seller.

     3.18 Customers, Resellers and Suppliers. In connection with the Purchased Products, Schedule 3.18 hereto sets forth a correct and complete list of the revenues from (but not the names of) each of the Top 50 Customers for the 12 months ended October 31, 2003. There are no outstanding disputes with any customers, distributors, resellers, depots, sales agents or suppliers of the Seller's businesses, other than disputes which would not have, individually or in the aggregate, a Material Adverse Effect. To the Seller's Knowledge, (a) since the Most Recent Fiscal Year End, no supplier of the Seller's business has refused to do business with the Seller or has stated its intention not to continue to do business or to change its relationship or arrangements with respect to the Seller's business, whether as a result of the transactions contemplated hereby or otherwise, other than such refusals, statements of intention, or changes which would not have, individually or in the aggregate, a Material Adverse Effect; and (b) from November 1, 2003 to the date of this Agreement, no customer of the Seller has refused to do business with the Seller or has stated its intention not to continue to do business or to change its relationship or arrangements with respect to the Seller's business, other than such refusals, statements of intention, or changes which would not have, individually or in the aggregate, a Material Adverse Effect. Since the Most Recent Fiscal Year End, no substantial customer refunds or rebates have been agreed to by Seller. True and correct copies of all agreements with customers, distributors, resellers, depots and sales agents have been delivered by the Seller to Day, Berry & Howard LLP, attorneys for the Buyer. The certificate of the Seller referred to in Section 6.01(f) will, when delivered to the Parent and the Buyer at the Closing, accurately and completely disclose the Aggregate Annual Revenues attributable to Lost Customers.

     3.19 Insurance. The Seller has provided Buyer with copies of each insurance policy (including policies providing property, casualty, liability) covering the Acquired Assets, to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 18 months (each, an "Insurance Policy"). With respect to each such Insurance Policy: the Insurance Policy is or was legal, valid, binding, enforceable, and in full force and effect for the periods indicated in such policies; (ii) with respect to each Insurance Policy in effect on the Closing Date, will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms for at least seven (7) days (or such shorter period as the Buyer requires to procure replacement coverages) following the Closing Date; provided, that the Seller will continue such insurance coverage with respect to loss of production equipment necessary to perform under the Manufacturing Agreement for the term of the Manufacturing Agreement; (iii) the Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the Insurance Policy has repudiated any provision thereof.

     3.20 Environmental Matters. Except as set forth on the Disclosure Schedule:


         (a) The Seller has complied with and is currently in compliance with all Environmental and Safety Requirements, and has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Seller, to any other Person for whose conduct the Seller is or may be held to be responsible or to any properties or facilities now or previously owned by Seller.

         (b) Without limiting the generality of the foregoing, the Seller has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their respective properties or facilities or the operation of their respective businesses. A list of all such permits, licenses and other authorizations which are material to the Company or to any of its Subsidiaries is set forth on the Disclosure Schedule.

         (c) Neither this Agreement or any of the Related Agreements nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Seller or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

         (d) None of the following exists at any property or facility now or
previously owned, occupied or operated by the Seller:   underground storage
tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or
(iv) landfills.

         (e) The Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Seller for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

         (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Seller shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including; without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         (g) The Seller has not, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

         (h) No Environmental Lien has attached to any property or facility owned, leased or operated by the Seller.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BUYER
           ----------------------------------------------------------

     The Parent and the Buyer represent and warrant to the Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement, and that such statements will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV) except as may be set forth in any supplemental disclosure delivered by the Parent to the Seller on or prior to the Closing Date.

     4.01 Organization of the Parent and the Buyer. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     4.02 Authorization of Transaction. Each of the Parent and the Buyer has full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements to which it is or may become a party and to perform its obligations hereunder and thereunder. This Agreement and the Related Agreements to which the Parent or the Buyer is or may become a party constitute (or will constitute when executed and delivered) the valid and legally binding obligations of the Parent and the Buyer, enforceable in accordance with their respective terms.

Noncontravention. Neither the execution and the delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent or the Buyer is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent or the Buyer is a party or by which either of them is bound or to which any of their assets are subject, except that the consent of the Parent's lender is required. Neither the Parent nor the Buyer needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above).


     4.03

                                   ARTICLE V

                              PRE-CLOSING COVENANTS
                              ---------------------

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date.

     5.01 General. Each of the Parties will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

     5.02 Notices and Consents. The Seller will give any notices to third parties, and the Seller will use all reasonable efforts (exclusive of payment) to obtain any third party consents that the Parent reasonably may request in connection with the matters referred to in Section 3.03 above. Each of the Parties will give any notices to, make any and further filings with, and use all reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.03 and Section 4.03 above.

     5.03 Preparation of Proxy Statement; Shareholder Meeting.

                  (a) As promptly as reasonably practicable following the date of this Agreement, Seller shall prepare and file with the SEC proxy materials reasonably acceptable to the Seller and the Parent which shall constitute the "Proxy Statement." The Proxy Statement shall comply as to all form and all material respects with the applicable provisions of the Securities Act and Exchange Act. The Seller shall, as promptly as practicable after receipt thereof, provide the Parent and the Buyer with copies of any written comments and advise the Parent and the Buyer of any oral comments, with respect to the Proxy Statement received from the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including incorporation by reference) to the Proxy Statement shall be made without the approval of the Parent and the Buyer, which approval shall not be unreasonably withheld or delayed. Seller will use reasonable best efforts to cause the Proxy Statement to be mailed to Seller's shareholders, and shall furnish all information concerning the Seller as may be reasonably requested in connection with any such action. The Seller will advise the Buyer and the Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement. If at any time prior to the Closing Date, any information relating to the Seller, should be discovered by the Seller which should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Seller shall promptly notify the Buyer and the Parent, and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of the Seller.

                  (b) The Seller   shall duly take all lawful action to call,
give notice of, convene and hold a meeting of its shareholders on a date as soon as reasonably practicable (the "Seller Shareholder Meeting") and shall take all lawful action to solicit the shareholder vote required under applicable law ("Required Seller Shareholder Vote") with respect to a proposal to approve this Agreement and the Related Agreements and to approve the sale of the Acquired Assets as contemplated by this Agreement and the sale or other disposition of Vitsab.

     5.04 Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not, other than in the Ordinary Course of Business, (a) sell any of the Acquired Assets or sell or license Purchased Products or grant any distribution, sales agency or reseller rights as to the Purchased Products; (b) create any Security Interest with respect to, or otherwise encumber, any Purchased Product; (c) incur any additional Assumed Liabilities; (d) modify, amend or terminate any Insurance Policy without the prior written consent of the Parent; or (e) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.07 above.

     5.05 Preservation of Business. The Seller will use commercially reasonable efforts to keep its business and properties relating to the Acquired Assets substantially intact, including its present operations, physical facilities, working conditions, and relationships with licensers, suppliers and customers.

     5.06  Full  Access;  Planning  for  Transition.   The  Seller  will  permit
representatives of the Parent and the Buyer to have full access at all reasonable times, with reasonable notice and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Acquired Assets, but (until the Closing) not including specific customer names or other confidential customer information. After the proposed transaction contemplated by this Agreement is publicly announced by the Seller, the Seller and the Parent will work together, consistent with the prohibition on revealing customer names, to develop a mutually agreeable, Seller-driven contact plan to optimize the post-Closing transition of the customers and distributors of the Seller to comparable business relationships with the Parent. To the extent and as soon as is feasible, and with the permission of the customers in question, the Seller will permit the Parent to contact from time to time prior to the Closing Date any customer of the Seller which has given an indication that causes the Seller to believe that it has become or is likely to become a Lost Customer. The Seller will have the right to be present, either in person or by telephone, during all contact the Parent has with any such Lost Customer. The Parent and the Buyer will not have any discussions, either directly or indirectly, with Jens prior to the Closing without the prior written consent of the Seller. If the Seller so consents to such discussions, any participation in such discussions by the Parent's European distributor will be conditioned upon the written agreement by the Parent, the Buyer and such European distributor not to acquire an equity interest in, or assets of, Jens or to enter into any type of letter of understanding or other executed document with Jens, in each case for a period of one year from the date of such agreement of the Parent, the Buyer and such European distributor (or if the Closing occurs, until the Closing Date).

     5.07 Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article III and Article IV above. No disclosure by any Party pursuant to this Section 5.07, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any breach of any representation or warranty that was inaccurate as of the date it was made or to prevent or cure any breach of covenant.

     5.08 Exclusivity. The Seller will not (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any partnership interest, or any substantial portion of the assets, of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Notwithstanding the foregoing, nothing contained in this Section 5.08 shall prevent the Seller's Board from furnishing information to or entering into discussions or negotiations with any unsolicited Person, if and only to the extent that the Seller's Board shall have determined in good faith, after receiving written advice from outside counsel, that such action would, under applicable law, be consistent with the exercise of the Board's fiduciary duties.

     5.09 Break-Up Fee.

                   (a) In the event that either of the following occur, then the Seller shall pay to the Parent a fee of $350,000 (the "Break-Up Fee"):


                   (i) The Seller materially breaches any provision of this Agreement and the Buyer and the Parent do not subsequently consummate the transactions contemplated hereby within 90 days following the date of this Agreement; or

                   (ii) The Seller terminates this Agreement, for any reason other than a material breach of any provision of this Agreement by the Buyer or the Parent (including without limitation the failure to occur, within 90 days following the date of this Agreement, of any of the conditions specified in Section 6.02 requiring performance by the Parent or the Buyer), and within twelve (12) months from the date of termination of this Agreement, the Seller consummates an alternative transaction involving the sale, direct or indirect (by means of merger, exchange or similar transaction or series of related transactions), of all or substantially all of its assets other than sales of its products in the Ordinary Course of Business (an "Alternate Transaction").

                  (b) In the event that either the Buyer or the Parent terminates this Agreement or takes such actions so as to prevent the consummation of the transactions contemplated by this Agreement and the Related Agreements, for any reason other than a material breach of any provision of this Agreement by the Seller (including without limitation the failure to occur, within 90 days following the date of this Agreement, of any of the conditions specified in Section 6.01 and requiring performance by the Seller), then the Parent shall pay the Seller an amount equal to the Break-Up Fee described in
Section 5.09(a) above.

                  (c) The Break-up Fee will become due in immediately available
funds upon the earlier to occur of   the closing of an Alternative
Transaction, or (ii) the 45th day following the material breach triggering the obligation to pay the Break-Up Fee.



                                   ARTICLE VI

                        CONDITIONS TO OBLIGATION TO CLOSE
                        ---------------------------------

     6.01 Conditions to Obligation of the Parent and the Buyer. The obligation of the Parent and the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The representations and warranties set forth in Article III above (taken collectively and individually) shall be true and correct in all material respects at and as of the date of the Agreement, and such representation and warranties (taken collectively and individually) shall be true and correct in all material respects at and as of the Closing Date, without giving any effect to any amendment to the Disclosure Schedule delivered by the Seller to the Buyer after the date of this Agreement;

          (b) The Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

          (c) The Seller shall have procured all of the third party consents specified in Section 5.02 above;

          (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Parent or the Buyer to own the Acquired Assets, or to operate the former businesses of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) The Seller shall have obtained the Required Seller Shareholder Vote specified in Section 5.03 above;

          (f) Kurt C. Reid and Brian D. Fletcher, in their capacities as Co-Chief Executive Officers of the Seller, Dr. James L. Cox, in his capacity as Chairman and Chief Technology Officer of the Seller, John R. Stewart, in his capacity as Chief Financial Officer of the Seller, and David K. Caskey, in his capacity as President of the Cox Recorders Division shall have delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit K attached hereto to the effect that each of the conditions specified above in Sections 6.02(a) through (e) is satisfied in all respects and covering in reasonable detail the amount, if any, of Aggregate Annual Revenues attributable to Lost Customers;

          (g) The Seller's Secretary shall have executed and delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit L attached hereto regarding the Seller's authorizing resolutions and incumbency of officers;

          (h) The Seller shall have executed and delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit M attached hereto to the effect that Net Revenues, calculated in good faith, as of the Effective Time, are at least $8,000,000;

          (i) The Seller shall have executed and delivered the Bill of Sale, and all additional transfer documents required to validly assign to the Parent or the Buyer, in recordable form, all of the Acquired Assets;

          (j) The Seller shall have executed and delivered the Assumption, and all additional transfer documents required for the Parent and Buyer to validly assume the Assumed Liabilities;

          (k) The Seller shall have delivered to the Parent and the Buyer releases of any Security Interests identified in Section 3.04 of the Disclosure Schedule (including, but not limited to the Security Interests of Technology Investors), together with termination statements, discharges and the like in recordable form, or agreements from such secured parties in form acceptable to the Parent and the Buyer to provide such releases, termination statements, discharges and the like upon receipt of the payments specified in such agreements;

          (l) The Seller shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section
3.03 above;

          (m) Dr. James L. Cox shall have entered into the Cox Consulting Agreement;

          (n) Messrs. Brian D. Fletcher and Kurt C. Reid shall have entered into
the  Fletcher   Consulting   Agreement  and  the  Reid   Consulting   Agreement,
respectively;

          (o) The Seller shall have executed and delivered the Manufacturing Agreement;

          (p) The Seller shall have executed and delivered the Vitsab Agreement;

          (q) The Parent and the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit N attached hereto, addressed to the Parent and the Buyer, and dated as of the Closing Date; and

          (r) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.01 if it executes a writing so stating at or prior to the Closing; provided, however, that if Seller is unable to satisfy the condition set forth in Section 6.01(h) above, the Buyer may so waive such condition, in which case the portion of the Purchase Price deliverable at the Closing pursuant to Section 2.03(a) shall be reduced dollar-for-dollar to the extent which the Net Revenues, calculated by the Seller in good faith, as of the Effective Time, are less than $8,000,000.

     6.02 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The representations and warranties set forth in Article IV above (taken collectively and individually) shall be true and correct in all material respects at and as of the date of this Agreement, and such representations and warranties (taken collectively and individually) shall be true and correct in all material respects at and as of the Closing, without giving any effect to any supplemental disclosure delivered by the Parent to the Seller after the date of this Agreement;

          (b) The Parent and the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) The CEO of the Buyer, in his capacity as CEO of the Buyer, and the CEO of the Parent, in his capacity of CEO of the Parent, shall have delivered to the Seller a certificate in form and substance as set forth in Exhibit O attached hereto to the effect that each of the conditions specified above in Sections 6.02(a) through (c) is satisfied in all respects;

          (e) The Buyer's Secretary and the Parent's Secretary shall have executed and delivered to the Seller certificates in form and substance as set forth in Exhibits P1 and P2 attached hereto regarding the Buyer's and the Parent's charter, by-laws, authorizing resolutions, and incumbency of officers;

          (f)  The  Parent  and  the  Buyer  shall  have   received   all  other
authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03 above;

          (g) The Seller shall have obtained the Required Seller Shareholder Vote specified in Section 5.03 above;

          (h) The Buyer shall have executed and delivered the Assumption Agreement, and all additional documents required for the Parent and Buyer to validly assume the Assumed Liabilities;

          (i) The Parent shall have entered into the Cox Consulting Agreement;

          (j) The Parent shall have entered into the Reid Consulting Agreement and Fletcher Consulting Agreement;

          (k) The Parent shall have offered employment to David K. Caskey and, if Mr. Caskey so accepted, the Parent shall have entered into the Caskey Employment Agreement;

          (l) The Parent shall have offered employment to each Transferred Employee and, for each Transferred Employee who so accepts, the Parent shall have entered into the Transferred Employee Offer;

          (m) The Seller shall have received from counsel to the Parent and Buyer an opinion in form and substance as set forth in Exhibit Q attached hereto, addressed to the Seller, and dated as of the Closing Date; and

          (n) All actions to be taken by the Buyer and the Parent in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.02 if it executes a writing so stating at or prior to the Closing.


                                   ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

     7.01 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of six months thereafter and for such longer period as is necessary to resolve any claims which have been asserted in writing during such six month period (the "Indemnity Period").

     7.02 Indemnification.

          (a) The Seller (the "Indemnifying Party") shall indemnify the Buyer and the Parent and their respective officers, directors, shareholders, employees, agents and affiliates (each, an "Indemnified Party" together, the "Indemnified Parties") and hold each of them harmless from and against any Adverse Consequence suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any inaccuracy in or breach of, or any alleged inaccuracy in or alleged breach of, any representation or warranty or failure to perform any covenant or agreement to be performed on or before the Effective Time on the part of the Seller contained in this Agreement; (ii) any intentional tort, including without limitation, fraud (including fraud in the inducement), willful misconduct or bad faith by the Seller in connection with this Agreement, or any transactions contemplated hereby or thereby; and (iii) any and all actions, suits, proceedings, demands, judgments, costs and legal and reasonable other expenses incident to any of the matters referred to in clauses and (ii) of this Section 7.02(a). Once it is determined there is such an indemnifiable event, the amount of the Adverse Consequence shall be determined without giving effect to any materiality qualification or any other materiality, dollar limit or similar qualification contained in the representation, warranty, covenant or agreement.

          (b) All claims for indemnification by an Indemnified Party seeking indemnity under this Agreement will be asserted and resolved as follows:

          (i) In the event any claim or demand, in respect of which an Indemnified Party might seek indemnity under this Agreement, is asserted against or sought to be collected from such Indemnified Party by a Person other than a party to this Agreement (a "Third Party Claim"), the Indemnified Party shall deliver a notice (a "Claim Notice") with reasonable promptness to the Indemnifying Party, which Claim Notice shall provide reasonable detail relating to such Third Party Claim, including the amount of Adverse Consequences claimed, to the extent known. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, but in no case later than the termination of the Indemnity Period, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim only to the extent that the Indemnifying Party demonstrates that its ability to defend such Third Party Claim has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the Dispute Period (as defined below) whether the Indemnifying Party disputes its liability to the Indemnified Party, and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice (as hereinafter defined).

          (ii) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     Section 7.02, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings must be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or may be settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party shall not be permitted to effect any settlement without the written consent (which shall not be unreasonably withheld) of the Indemnified Party unless (A) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Indemnifying Party, (B) such settlement involves no finding or admission of any wrongdoing, violation or breach by any Indemnified Party of any right of any other Person or any applicable laws, contracts or governmental permits, and (C) such settlement has no effect on any other claims that may be made against or liabilities of any Indemnified Party. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof (except as provided in the preceding sentence); provided, however, that the Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (ii), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause
     (ii) and, except as provided in the first sentence of this clause (ii) and the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity with respect to such Third Party Claim.

          (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to clause (ii) above or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim (in each case in accordance with clause (ii) above), or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). Subject to the immediately preceding sentence, the Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any
     Third Party Claim which the Indemnified Party is contesting. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause
     (iii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

          (iv) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to a Third Party Claim or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Adverse Consequences in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party, and the Indemnifying Party shall pay the amount of such Adverse Consequences to the Indemnified Party, pursuant to Section 7.02(c) below. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period (as defined below), such dispute shall be resolved by litigation in a court of competent jurisdiction. The "Resolution Period" means the period ending 30 days following expiration of the Dispute Period.

          (v) In the event any Indemnified Party should have a claim under this Agreement against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a notice (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party, which Indemnity Notice shall provide reasonable detail relating to such claim, including the amount of Adverse Consequences claimed, to the extent known. If the Indemnified Party fails to provide the Indemnity Notice with reasonable promptness, but in no case later than the termination of the Indemnity Period, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such claim only to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced by such failure of the Indemnified Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Adverse Consequences in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party, and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party, pursuant to Section 7.02(c) below. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (c) Notwithstanding anything to the contrary in this Section 7.02, the Indemnifying Party's obligation to indemnify an Indemnified Party from and against any Adverse Consequences resulting from any claim identified in a Third Party Notice or an Indemnity Notice shall be subject to the following limitations:

          (i) the Indemnifying Party shall be liable to the Indemnified Party only to the extent that Adverse Consequences identified in the Third Party Notice or the Indemnity Notice, or in any prior Third Party Notice or Indemnity Notice, as the case may be, are in excess, in the aggregate, of twenty five thousand dollars ($25,000) (at which point the Indemnifying Party will be obligated to indemnify the Indemnified Party from and against all such Adverse Consequences relating back to the first dollar); and

          (ii) the aggregate amount of all payments made by the Indemnifying Party to the Indemnified Party in satisfaction of claims for indemnification covered by Claim Notices or Indemnity Notices first presented to the Indemnifying Party during the Indemnity Period shall not exceed, in the aggregate, $250,000 (the "Indemnity Amount"); and

          (iii) claims for indemnification allowed with respect to the Indemnity Period shall be set-off against any remaining amounts held by the Parent in accordance with Section 2.03(b).

     7.03 Effect of Resolution of Claims. Any indemnity liability satisfied by the Indemnifying Party out of the Indemnity Amount, pursuant to Section 7.02 above, will be treated for tax purposes as an adjustment to the Purchase Price.

     7.04 Exclusivity of Indemnification Provisions. The foregoing indemnification provisions are the exclusive remedy available to the Parent or the Buyer for breaches of representations or warranties contained in this Agreement, except in the case of fraud or a willful breach by the Seller of any representations or warranties under this Agreement.

     7.05 Right of Set-off. In the event of any failure of the Seller to pay amounts to the Parent or the Buyer which are due pursuant to Section 2.06(c) of this Agreement or pursuant to the Vitsab Agreement or the Manufacturing Agreement, the Parent or the Buyer, as the case may be, may, following no less than 10 days written notice to the Seller and without precluding the pursuit of any other applicable remedy, elect to set-off the amount of such failure against the remaining amount otherwise payable pursuant to Section 2.03(b) of this Agreement.

     7.06  Resolution  of Claims.  Subject to the  foregoing  provisions of this
Article VII, the Indemnified Party shall notify the Indemnifying Party of any claims for indemnification. If the Indemnifying Party does not object by written notice to the Indemnifying Party within 10 days of receipt of the notice of the claim, the claim shall be deemed allowed for purposes of this Article VII. If the Indemnifying Party objects to the allowance of the claim within such 10 day period, such claim shall be resolved by binding arbitration in Charlotte, North Carolina by a single arbitrator pursuant to the then-current Commercial Arbitration rules of the American Arbitration Association, and judgment on the arbitration award may be entered in any court of competent jurisdiction. Except to the extent that the arbitrator determines otherwise, the parties to the dispute shall share equally the arbitrator's fees and any administrative fees, but shall otherwise bear their own expenses. Notwithstanding the foregoing, the following procedural rules shall apply to the arbitration. The arbitrator shall be familiar with contracts of the type represented by this Agreement. The arbitrator shall limit discovery to those items that in the judgment of the arbitrator are essential to the determination of the matters in dispute. Except for any stenographer and the arbitrator, attendance at the arbitration shall be limited to the parties and their counsel and witnesses. Except as necessary for purposes of an action to enforce, modify or vacate the arbitration award, all documents and other information submitted to the arbitrator, including any transcript of the proceedings and the arbitrator's award, shall be confidential and shall not be disclosed to anyone other than the parties and their counsel and financial advisors.

     7.07 Termination of Indemnification. If, at the end of the Indemnity Period
(a) the Indemnified Parties have not submitted any claims of indemnification pursuant to this Article VII; or (b) all claims of indemnification submitted by the Indemnified Parties have been satisfied pursuant to this Article VII, then the Parent shall promptly deliver the remaining portion (if any) of the amount withheld pursuant to Section 2.03(b) to the Seller by wire transfer or other immediately available funds.

     7.08 Special Provisions for Environmental Matters. The parties hereto further agree as follows:


          (a) Environmental Claims. The Seller shall indemnify the Indemnified Parties and hold each of them harmless from and against any Adverse Consequence (including costs of cleanup, containment, or other remediation) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any Environmental Claim. For purposes of this Agreement, an "Environmental Claim" shall include any of the following:

          (i) any liability or corrective investigatory or remedial obligation relating to any Environmental and Safety Requirements arising out of or relating to:

               (A) (1) the ownership, operation, or condition at any time on or prior to the Closing Date of the any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest, or any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants that were present on any property or facility owned, leased or operated by the Seller at any time on or prior to the Closing Date;

               (B) any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Seller by any other Person for whose conduct Seller is or may be held responsible at any time on or prior to the Closing Date, or any activities that were, or were allegedly, conducted by the Seller or by any other Person for whose conduct the Seller is or may be held responsible; or

          (ii) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Seller or any other Person for whose conduct the Seller is or may be held responsible, in any way arising from or allegedly arising from any activity conducted or allegedly conducted with respect to any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest prior to the Closing Date, or from any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants that were (A) present or suspected to be present on or before the Closing Date on or at any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest (or present or suspected to be present on any other property, if such materials or contaminants emanated or allegedly emanated from any of the Seller's properties or facilities and was present or suspected to be present on such properties or facilities or prior to the Closing Date) or
     (B) Released or allegedly Released by the Seller or any other Person for whose conduct the Seller is or may be held responsible, at any time on or prior to the Closing Date.

A claim for indemnification by any of the Indemnified Parties in connection with an Environmental Claim shall be treated for all purposes as any other Third Party Claim, and shall, without limiting the foregoing, comply with the procedures and be subject to the same Indemnity Period and aggregate Indemnity Amount set forth in this Article VII.

     (b) Full Release. For good and valuable consideration, the receipt of which is hereby acknowledged, the Seller hereby on its behalf, and on behalf of any successors, predecessors, subsidiaries, affiliates, agents, principals, attorneys and assigns, hereby releases and forever discharges the Indemnified Parties together with each of their successors, predecessors, heirs, executors, administrators, agents, attorneys and assigns, from any and all claims, demands, damages, actions, causes of action or suits of any kind or nature whatsoever or matters related in any way to any and all claims, demands, damages, actions, causes of action or suits of any kind or nature whatsoever or matter related in any way to Environmental and Safety Requirements from the beginning of the world to the date hereof, known and unknown. The Seller will provide written confirmation of the provisions of this Section 7.08(b), in the form attached as Exhibit R, at the Closing.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS
                             ----------------------

     The Parties agree as follows with respect to the period following the Closing.

     8.01 Further Assurances; Access by the Parent and the Seller to Systems and Records; Integration of Customer Databases. In case at any time after the Closing any further action is necessary or desirable to effectively transfer and assign to, and vest in, the Parent or the Buyer each of the Acquired Assets, the Seller will take such further action without further consideration (including the execution and delivery of such further instruments and documents) as the Buyer reasonably may request. Such action will include without limitation the referral to the Parent of all inquiries from customers or prospective customers for any of the Purchased Products. After the Closing, the Seller will, and will cause its professional advisors and agents to, cooperate with the Parent and the Buyer to permit the Buyer to enjoy the Seller's rating and benefits under the workers' compensation laws of applicable jurisdictions, to the extent permitted by such laws, and (ii) file on a timely basis all reports required to be filed with any government or governmental agency. Following the Closing, the Parent will provide to the Seller reasonable access to the accounting, sales, business and, to the extent permitted by applicable law, personnel data and records of the Seller in the possession of the Parent or its agents to the extent requested to enable the Seller to account for pre-Closing activities of the Seller and to wind down the Business, and the Seller may retain copies, in electronic or hard copy form, of any such records which do not constitute proprietary or trade secret information in relation to the Business. Following the Closing, the Seller will provide to the Parent reasonable access to the computer systems and accounting, sales, business and, to the extent permitted by applicable law, personnel records of the Seller in the possession of the Seller or its agents to the extent requested to enable the Parent to manage and account for the Acquired Assets and Business, and the Parent may make copies, in electronic or hard copy form, of any such data and records to the extent that they relate to the Business. Following the Closing, the Parent and the Seller will take reasonable steps to permit the Parent to integrate the customer database of the Seller for Purchased Products with the customer database of the Parent.

     8.02 Announcements; Web Site Modifications. Any announcements by the Seller or the Parent of the execution of this Agreement or the consummation of the transactions contemplated hereby will be subject to the reasonable, advance approval of the Seller and the Parent. The Seller and the Parent will cooperate in modifying the Seller's web site as contemplated by subparagraph (b) of the definition of Intellectual Property above. The expense of such modification will be borne by the Seller. Following such modification, which shall be effective on the Closing Date, visitors to such web site who have an interest in Purchased Products will be directed by an appropriate announcement, reasonably acceptable to the Seller and the Parent, and linked to the web site of the Parent.

     8.03 Use of Seller's Facilities. For a period of up to four months after the Closing (but no later than June 1, 2004 unless the Parent makes suitable arrangements at its expense with the Seller's landlord), the Seller will allow the Transferred Employees to operate out of Seller's facilities and use its telephones, computers, and all necessary office equipment; provided, however, that Seller shall not collect any rent or any share of overhead administrative or other expenses from the Transferred Employees, the Parent or the Buyer.

     8.04 Use of Names. The Seller acknowledges and agrees that as a result of the consummation of the transaction contemplated hereby, the Buyer is acquiring all of Seller's rights to use the names "Chart Reader," "CHR Recorder," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra," "DataSource," "Dickson Recorder," "DFR Logger," "DS Pro," "IR-Temp," "IR Laser," "PC Transit Logger," "PC Transit Software," "SmartProbe," "TempList," "ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert," "Teletemp Recorder" and "WP Probe" domestically and internationally, for which the Seller acknowledges that it will have received full and adequate consideration pursuant to this Agreement, and that the Seller will not use, or grant to any third party the right to use, such names or any similar names subsequent to the Closing; provided, that the Seller may continue to use the name Cox Technologies, Inc. as its corporate name.

     8.05 Covenant Not to Compete. For a period of five years from and after the Closing Date, the Seller will not, directly or indirectly, (a) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner be connected with, or lend its name or credit to, or render services or advice to, in any business whose products or activities compete in whole or in part with the Purchased Products or related activities of the Seller conducted on the Closing Date in any geographic area in which the Seller conducts that business as of the Closing Date; (b) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, whether directly or for the benefit of any other person or entity, any employee of the Parent or the Buyer; or (c) interfere with the Parent's or the Buyer's relationship with any person, including any employee, contractor, supplier or customer, or otherwise disparage the Parent or the Buyer or any of their respective officers, directors, employees or agents; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses; provided, further, that the restrictions in this Section 8.05 shall not apply to Vitsab. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.05 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. 8.06 Confidentiality. Until the Closing, the Parent and Buyer shall keep confidential all nonpublic information concerning the Seller furnished by the Seller to the Parent or the Buyer in connection with the transactions contemplated hereby, unless compelled to disclose such information by judicial or administrative process or by other requirements of law. Whether or not the Closing is held hereunder, the Parent and Buyer shall continue to maintain such confidence. The Seller shall keep confidential all non-public information concerning the Parent furnished by the Parent to the Seller in connection with the transactions contemplated hereby, unless compelled to disclose such information by judicial or administrative process or by other requirements of law, including without limitations the Securities Act, the Exchange Act, and the rules and regulations promulgated by the SEC thereunder. Whether or not the Closing is held hereunder, the Seller shall continue to maintain such confidence. In addition, if the Closing occurs, the Seller shall keep confidential, shall not disclose to third parties and shall not use in any manner which may injure or cause loss or may be calculated to injure or cause loss, directly or indirectly, to the Parent or the Buyer, all non-public information concerning the organization, business, finances or assets of the Seller unless compelled to disclose such information by judicial or administrative process or by other requirements of law, including without limitations the Securities Act, the Exchange Act, and the rules and regulations promulgated by the SEC thereunder.

     8.06 Vitsab Sales Representative. To the extent and for the duration (but in no event longer than one year) that the Seller's sales representative for the Vitsab product line is employed by the Parent after the Closing Date, the Parent will permit such sales representative to spend up to one-half (1/2) day per week on Vitsab-related activities without charge-back for the salary of such sales representative associated with such time spent. The Parent shall not, however, be responsible for funding or reimbursing any Vitsab-related travel or other expenses or any incentive or similar payments related to Vitsab activities.

                                   ARTICLE IX

                                   TERMINATION
                                   -----------

     9.01 Termination of Agreement. Subject to Section 5.09, this Agreement may be terminated as follows:


          (a) The Parent, the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) The Parent and the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before the 90th day from the date of this Agreement, by reason of the failure of any condition precedent under Section 6.01 hereof (unless the failure results primarily from the Parent or the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

          (c) The Parent and the Buyer may terminate this Agreement if, at any time after the date of this Agreement and prior to the Closing, the amount of Aggregate Annual Revenues attributable to Lost Customers exceeds $2,500,000.

          (d) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Parent or the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Parent of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the 90th day from the date of this Agreement, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from the Seller's breaching any representation, warranty, or covenant contained in this Agreement); and

          (e) The Seller may terminate this Agreement at any time prior to the Closing if an action, suit or proceeding of the type described in Sections 6.01(d) or 6.02 (c) shall be filed and be pending. If the Seller, and the Parent and the Buyer, agree jointly to defend such an action, suit or proceeding, the Parent shall bear the reasonable costs, including attorneys fees, of such defense (but not any monetary damages awarded against the Seller or any of its shareholders or other investors) unless and until the action, suit or proceeding is settled, dismissed or decided by final, nonappealable decision; provided, that if the Closing shall occur following such a settlement, dismissal or final, nonappealable decision, one-half of such defense costs shall be paid by the Seller as a credit to the Purchase Price. No settlement of any such action, suit or proceeding shall be made without the written consent of both the Seller and the Parent, which consent shall not be unreasonably withheld.

     9.02 Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Seller, the Parent or the Buyer, pursuant to this Article IX, written notice will be given to the other parties and this Agreement will terminate (other than Sections 5.09, 8.06, 10.01 and this Section 9.02) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) Upon request therefor, each of the parties hereto will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement, to the party furnishing the same;

          (b) No party will have any further liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement (except as provided in Sections 5.09, 8.06, 10.01 and this Section 9.02), unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

          (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.



                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

     10.01 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

     10.02 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     10.03 Entire Agreement. This Agreement, the Related Agreements and the Non-Disclosure Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     10.04 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may assign any or all of its rights and interests hereunder to one or more of its affiliates.

     10.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     10.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.07 Notices. All notices, consents, requests, waivers, demands, claims, and other communications hereunder must be in writing. Any notice, consent, request, waiver, demand, claim, or other communication hereunder shall be deemed duly given if it is delivered by hand or if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below; provided, that in either case a copy is mailed by registered mail, return receipt requested, to the appropriate addresses set forth below:



If to the Seller:                 Cox Technologies, Inc.
                                  69 McAdenville Road
                                  Belmont, North Carolina 28012-2434
                                  Attn: Kurt C. Reid and Brian D. Fletcher,
                                  Co-chief  Executive Officers
                                  Fax: 704-896-8602

with a copy to:                   Robert M. Donlon
                                  Morris, Manning & Martin, LLP
                                  6000 Fairview Road
                                  Suite 1125
                                  Charlotte, NC 28210
                                  Fax: 704-556-9554


If to the Parent or the Buyer:    Sensitech Inc.
                                  800 Cummings Center.
                                  Suite 258X
                                  Beverly, MA 01915
                                  Attn: Eric B. Schultz
                                  Fax: (978) 921-2112

with a copy to:                   Thomas C. Chase
                                  Day, Berry & Howard LLP
                                  260 Franklin Street
                                  Boston, MA 02110
                                  Fax: (617) 345-4757

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, fax, ordinary mail, or electronic mail), with a copy to the appropriate addresses set forth below delivered by the same means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10.08 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without regard to conflicts of laws principles.

     10.09 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parent, the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of Warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     10.11 Expenses. Each of the Parent, the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     10.12   Construction.   The  Parties  have  participated   jointly  in  the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. In the event of any inconsistency between the statements contained in this Agreement and those contained in the Disclosure Schedule, the statements contained in this Agreement will control. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. With regard to all dates and time periods set forth in this Agreement, time is of the essence.

     10.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement and the Disclosure Schedule are incorporated herein by reference and made a part hereof.

     10.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, notwithstanding Article VII or any other provision herein, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof

     10.15 Bulk Transfer Laws. The Parent and the Buyer acknowledge that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and the Buyer waives any recourse it may have against the Seller as a result of failure to comply with such laws.

     10.16 Employee Matters.

          (a)  Transferred Employees.

               (i) Offer of Employment. Subject to and in accordance with the provisions of this Section 10.16, the Parent will make offers of employment to those certain employees of the Seller identified in
          Schedule 10.16(a), in each case contingent on consummation of the transactions contemplated by this Agreement and the recommendation of the Seller at the Closing. If the Seller makes no such recommendation about any one or more such employee(s), the parties hereto acknowledge and agree that the Parent shall not be obligated to hire such employee(s). Subject to the provisions of this Section 10.16, the Parent's offers to such employees shall be substantially in the form set forth in Exhibit I. Upon Closing, the Buyer shall hire such employees to whom it has made an offer in accordance with this Section
          10.16 and who accept such offer in the manner and within the time frame reasonably established by the Parent. Each such employee who is employed by the Seller at the Effective Time and who actually transfers to employment with the Parent at or after the Effective Time as a result of an offer of employment made by the Parent is hereafter referred to as a "Transferred Employee." All other Employees are hereinafter referred to as "Non-Transferred Employees."

               (ii) Transition. The employment by the Seller of the Transferred Employees shall end at the Effective Time, and the employment of the Transferred Employees by the Parent shall commence no earlier than at 12:01 a.m. on the day after the Effective Time. The terms of employment with the Parent shall be as mutually agreed to between each Transferred Employee and the Parent, subject to the provisions of this
          Section 10.16. Between the date of this Agreement and the Effective Time, the Seller will provide each Transferred Employee with the same level of compensation, or higher, as that currently provided by the Seller. Neither the Parent nor the Buyer shall have any obligation with respect to payments of vacation pay, sick pay, health or similar benefits, commissions, bonuses (deferred or otherwise), termination pay, severance pay, redundancy payments, payments with respect to employee benefit plans, stock or stock options or any other payments in the nature of fringe benefits (collectively, "Employee Benefits") due to any Transferred Employee or Non-Transferred Employee that was earned, whether accrued or unaccrued, on or prior to the Effective Time. The Seller will be fully responsible for all amounts payable to any employee, including (without limitation) all Employee Benefits, wages or other compensation, earned, whether accrued or unaccrued, by Transferred Employees and Non-Transferred Employees on or prior to the Effective Time.

               (iii) Retention of Prospective Transferred Employees Prior to Closing. The Seller agrees to use its best efforts to retain the prospective Transferred Employees as employees of the Business until the Effective Time, and to assist the Parent in securing the employment after the Effective Time of such prospective Transferred
          Employees. The Seller shall not transfer any prospective Transferred Employee to employment with the Seller outside of the Business prior to the Closing or without the consent of the Parent. The Seller shall notify the Parent promptly if, notwithstanding the foregoing, any prospective Transferred Employee terminates employment with the Seller after the date of this Agreement but prior to the Closing.

          (b) Compensation and Benefits of Transferred Employees. Coverage for Transferred Employees under the Parent's compensation and Employee Benefit Plans and other programs shall commence no earlier than 12:01 a.m. on the day after the Effective Time. The Parent shall not assume any of the Seller's employee benefit plans.

          (c) Other Employees of the Business. The Seller acknowledges that the Non-Transferred Employees shall not be employees of the Parent or the Buyer after the Closing.

          (d) No Right to Continued Employment or Benefits. No provision in this Agreement shall create any third party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued, resumed or new employment with the Seller, the Buyer or the Parent or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by the Seller, the Buyer or any Affiliate of the Seller or the Buyer. Except as otherwise expressly provided in this Agreement, neither the Parent nor the Buyer is under any obligation to hire any employee of the Seller, provide any employee with any particular benefits, or make any payments or provide any benefits to those employees of the Seller whom the Parent and the Buyer choose not to employ.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


         SELLER:              COX TECHNOLOGIES, INC.


                              BY:  _____________________________________________
                                        Kurt C. Reid
                                        Co-Chief Executive Officer

                              BY:  _____________________________________________
                                        Brian D. Fletcher
                                        Co-Chief Executive Officer


          PARENT:             SENSITECH INC.


                              BY:  _____________________________________________
                                        Eric B. Schultz
                                        Chairman of the Board &
                                        Chief Executive Officer


          BUYER:              COX ACQUISITION CORP.


                              BY:  _____________________________________________
                                        Eric B. Schultz
                                        Chairman of the Board &
                                        Chief Executive Officer



                                                LIST OF EXHIBITS

------------------------------------------------------------------------------------- -----------------------

Assumption Agreement                                                                  Exhibit A
------------------------------------------------------------------------------------- -----------------------

Bill of Sale                                                                          Exhibit B
------------------------------------------------------------------------------------- -----------------------

Caskey Employment Agreement                                                           Exhibit C
------------------------------------------------------------------------------------- -----------------------

Cox Consulting Agreement                                                              Exhibit D
------------------------------------------------------------------------------------- -----------------------

Fletcher Consulting Agreement                                                         Exhibit E
------------------------------------------------------------------------------------- -----------------------

Manufacturing Agreement                                                               Exhibit F
------------------------------------------------------------------------------------- -----------------------

Non-Disclosure Agreement                                                              Exhibit G
------------------------------------------------------------------------------------- -----------------------

Reid Consulting Agreement                                                             Exhibit H
------------------------------------------------------------------------------------- -----------------------

Transferred Employee Offer                                                            Exhibit I
------------------------------------------------------------------------------------- -----------------------

Vitsab Agreement                                                                      Exhibit J
------------------------------------------------------------------------------------- -----------------------

Certificate of the Seller's Co-CEOs, Chairman and Chief Technology Officer, Chief     Exhibit K
Financial Officer and President of Cox Recorders Division pursuant to Section
6.01(f)
------------------------------------------------------------------------------------- -----------------------

Seller's Secretary's certificate pursuant to Section 6.01(g)                          Exhibit L
------------------------------------------------------------------------------------- -----------------------

Seller's certificate pursuant to Section 6.01(h)                                      Exhibit M
------------------------------------------------------------------------------------- -----------------------

Seller's counsel's opinion pursuant to Section 6.01(q)                                Exhibit N
------------------------------------------------------------------------------------- -----------------------

Buyer's certificate pursuant to Section 6.02(d)                                       Exhibit O
------------------------------------------------------------------------------------- -----------------------

Buyer's Secretary's and Parent's Secretary's certificates pursuant to Section         Exhibits P1 & P2
6.02(e)
------------------------------------------------------------------------------------- -----------------------

Parent's and Buyer's counsel's opinion pursuant to Section 6.02(m)                    Exhibit Q
------------------------------------------------------------------------------------- -----------------------

Seller's confirmation pursuant to Section 7.08(b)                                     Exhibit R
------------------------------------------------------------------------------------- -----------------------